UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2005

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 600, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

A. General

On November 22, 2005, Alliance Holdings GP, L.P. (“Holdings”), an entity formed to hold certain of our general partner interests, incentive distribution rights, and 15,550,628 of our common units currently held by entities controlled by Joseph W. Craft III and our management investors, filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (the “S-1”) relating to the proposed initial public offering of Holdings.

The S-1 contains information with respect to the estimated minimum consolidated EBITDA necessary for Holdings to make full quarterly distributions to its unitholders for the twelve months ended December 31, 2006. For more information, please see “Cash Distribution Policy and Restrictions on Distributions” in Holdings’ S-1.

The S-1 also contains disclosure indicating that the transactions surrounding the completion by Holdings of its proposed initial public offering are expected to result in a technical termination of ARLP’s partnership for federal income tax purposes. If Holdings’ initial public offering is completed, this expected termination would require ARLP to make new tax elections, including a new election under Section 754 of the Internal Revenue Code, and such termination would result in a deferral of ARLP’s deductions for depreciation. For more information regarding technical termination, please see “Material Tax Consequences—Disposition of
Units—Constructive Termination” and “Risk Factors—Risks Related to Alliance Resource Partners’ Business—The Sale or exchange of 50% or more of ARLP’s capital and profits interests within a 12-month period will result in the termination of ARLP’s partnership for federal income tax purposes” in Holdings’ S-1.

The S-1 also contains information reflecting the settlement of ARLP’s previously disclosed contractual dispute with ICG, LLC, or ICG. Under this settlement, effective August 1, 2005, ARLP’s Pontiki mine will ship coal in approximate even monthly quantities until the remaining contract obligation of 1,681,303 tons is shipped, and this contract will terminate on or by December 31, 2006. Under the terms of the settlement, the existing coal supply agreement was amended to change the coal quality specifications and to exclude from the definition of “force majeure” the events of railroad car shortages and geological and quality issues with respect to coal. As part of this settlement, ARLP and ICG also executed a new coal sales agreement whereby another subsidiary of ARLP will purchase 892,000 tons of coal from ICG, which ARLP expects to resell at a profit.

B. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC, its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III President and Chief Executive Officer

Date: November 22, 2005

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